Exhibit 99.1
EDAC Technologies Announces Strategic Acquisition
FARMINGTON, Conn., Aug. 10 /PRNewswire-FirstCall/ — EDAC Technologies Corporation (Nasdaq: EDAC), a designer and manufacturer of tools, fixtures, jet engine components, composite molds and spindles, announced the purchase of substantially all of the assets of Service Network Incorporated (SNI), a manufacturer and rebuilder of precision grinders. SNI also provides parts and service for Heald grinders.
Dominick A. Pagano, President and Chief Executive Officer of EDAC Technologies, commented: “We are pleased with the addition of the SNI precision grinder manufacturing unit into EDAC’s group of companies. The new product lines and technologies represent a strategic acquisition that will further broaden our Spindle product line. The company will continue to manufacture precision grinders, and remain a service and parts supplier. The acquisition is funded through our normal working capital and TD Bank’s credit facility. This transaction is consistent with our long term strategic growth plan and product based diversification.”
Cautionary Statement Regarding Forward Looking Statements — This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company uses words such as “plans,” seeks,” “projects,” “expects,” “believes,” “may,” “anticipates,” “estimates,” “should,” and similar expressions to identify these forward looking statements. These statements are subject to risks and uncertainties and are based upon the Company’s beliefs and assumptions. There are a number of important factors that may affect the Company’s actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the control of the Company and are difficult to predict. These important factors include, without limitation, factors which could affect demand for the Company’s products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which the Company competes; competition from the Company’s competitors; and the Company’s ability to enter into satisfactory financing arrangements. These and other factors are described in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.
Contact:
Glenn L. Purple
Vice President-Finance
860-677-2603
CONTACT: Glenn L. Purple, Vice President-Finance of EDAC Technologies Corporation, +1-860-677-2603